SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): April 6, 2002

                         Commission File No.: 000-28321



                                 URBANA.CA. INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                                            88-0393257
--------------------------------                --------------------------------
 (State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                              14221 Eastex Freeway
                              Houston, Texas 77032
                    ----------------------------------------
                    (Address of principal executive offices)



                                 (281) 442-5013
                          -----------------------------
                            (Issuer telephone number)


                              750 West Fender Street, Suite 804
                       Vancouver, British Columbia V6C 2T8
                             ----------------------
                                (Former Address)

Item 4.     Changes in Control of Registrant.

     On April 6, 2002, Oxford Knight International, Inc. ("Oxford"), a company publicly-traded on the pink sheets under the stock symbol OXFD, entered into a Share Exchange Agreement with Urbana.CA, Inc. (the "Company") . Pursuant to the Share Exchange Agreement, Oxford agreed to exchange 10,000,000 shares of its common stock to the Company in exchange for 1,000,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock").

         Oxford's acquisition of the Preferred Stock entitles Oxford to have the right to vote on all shareholder matters equal to 66 2/3% of the total vote. In addition, the Preferred Stock is convertible into that number of shares of Company common stock which result in Oxford receiving 51% of the issued and outstanding shares of Company common stock following the conversion.

Item 5.  Other Events.

         In connection with the Share Exchange, Paul Syracuse became the Chief Executive Officer, President and a Director of the Company and Brent Walters became the Chief Financial Officer, Secretary, Treasurer and a Director of the Company. David Groves resigned as the Company's Chief Executive Officer and President.

Item 7.     Financial Statements and Exhibits.

  (c)   Exhibits:
        Exhibits    Description
        --------    -----------

     2.1  Share Exchange Agreement with Oxford Knight International, Inc.

     4.1  Certificate of Designations for Series A Convertible Preferred Stock


                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                        URBANA.CA, INC.

     April 15, 2002
                                         /s/ Paul Syracuse
                                         ---------------------------------
                                         Paul Syracuse
                                         President and Chief Executive Officer